                         MEADE INSTRUMENTS CORPORATION
             6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
      (949) 451-1450    o    FAX: (949) 451-1460    o    www.meade.com


Brent W. Christensen, CFO                        Philip Bourdillon/Eugene Heller
Meade Instruments Corp.                          Silverman Heller Associates
(949) 451-1450                                   (310) 208-2550

                         MEADE INSTRUMENTS CORP. REPORTS
                            25% INCREASE IN SALES AND
                   115% INCREASE IN NET INCOME FOR FISCAL 2004

                        -- Fourth-Quarter Sales Up 40% --

IRVINE, CALIFORNIA - APRIL 22, 2004 - MEADE INSTRUMENTS CORP. (NASDAQ NM: MEAD) today reported results for the year and for the fourth quarter ended February 29, 2004.

Net sales for the year ended February 29, 2004 were $138.3 million, an increase of $27.5 million, or 25%, over net sales of $110.8 million in the prior year. Excluding non-cash charges for the Company's ESOP, net income for the year ended February 29, 2004 was $2.9 million, or $0.15 per diluted share, compared to $1.7 million, or $0.10 per diluted share, in the prior year. Including ESOP charges, net income for the year ended February 29, 2004 increased 115% to $2.5 million, or $0.13 per share, compared to $1.1 million, or $0.07 per share, in the prior year.

Net sales for the three months ended February 29, 2004 were $31.1 million an increase of $8.8 million, or 40%, over net sales of $22.2 million in the comparable period a year ago. Excluding non-cash charges for the Company's ESOP, net loss for the three months ended February 29, 2004 was $0.1 million, or ($0.01) per share, compared a net loss of $1.3 million, or ($0.07) per share, for the comparable period a year ago. Including ESOP charges, fourth-quarter 2004 net loss was $0.3 million, or ($0.01) per share, compared to a net loss of $1.4 million, or ($0.07) per share, in the comparable period a year ago.

"We are pleased with the results of fiscal 2004," said Steven G. Murdock, President and CEO of Meade. "A full year of Simmons and a strong year at Meade Europe boosted Company sales to record levels. The Simmons acquisition has met, and in most cases exceeded, our expectations, having contributed strongly to both our top and bottom lines."

"Our gross margins dropped to 28.1% of net sales from 30.6% in the prior year," said Murdock. "Contributing to that drop were increased sales of riflescopes and binoculars at our subsidiaries, products that typically carry margins that are lower than historical Company-wide margins. Meade branded products continued to experience pricing pressure, which also contributed to the lower margins. Selling, general and administrative expenses were down as a percentage of net sales to 22% from 24% in the prior year."

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"We are pleased with the results of the fourth quarter as well," continued
Murdock. "Net sales were up 40% from the prior year. Mid-priced smaller-aperture Meade telescopes, Simmons riflescopes and Bresser and Meade branded products in Europe contributed to higher sales during the quarter. Sales mix and increased gross profit on higher sales led to gross margins improving to 27.2% of net sales compared to 24.2% of net sales in the fourth quarter of last year. Selling, general and administrative expenses were down as a percentage of net sales to 25% from 28% in the prior year."

"We look forward to fiscal 2005 with optimism," stated Murdock. "We are diligently engaged in new-product initiatives in each of the telescope, binocular and riflescope areas. We expect these new-product offerings to further differentiate the Company from its competition."

"Having assimilated a full year of sales from our Simmons acquisition, we expect a more moderate year-over-year growth rate for fiscal 2005," concluded Murdock. "While we are early in our year, with limited top-line visibility, at this point we expect fiscal 2005 revenue growth of up to 5%. Having enjoyed meaningful top-line growth in fiscal 2004, fiscal 2005 will be a year in which we will focus on margin and profitability improvement, with the expectation that net income, excluding ESOP charges, will be in the range of $0.15 to $0.22 per diluted share."

Consolidated cash, accounts receivable and inventories at February 29, 2004 were approximately $8 million, $22 million, and $40 million, respectively. Consolidated short-term revolving bank debt was approximately $5 million at year-end.

The Company will host a teleconference with investment professionals at 7:30 a.m. PDT (10:30 a.m. EDT) on April 22, 2004. A live Web-cast of the teleconference will be available at www.CompanyBoardroom.com and at www.meade.com under the "Investor Relations" link, where it will be archived. A replay will be available for 48 hours, beginning at 10:30 a.m. PDT on April 22; to access the replay, dial 800-642-1687 or 706-645-9291 and provide conference ID 6559484.

Meade is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer, as well as a complete line of rifle scopes under the Simmons(R), Weaver(R) and Redfield(R) brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

"SAFE-HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE CONTAINS COMMENTS AND FORWARD-LOOKING STATEMENTS BASED ON CURRENT PLANS, EXCEPTIONS, EVENTS, AND FINANCIAL AND INDUSTRY TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE OPERATING RESULTS AND FINANCIAL POSITION EXPECTATIONS, INCLUDING NET SALES AND INCOME FOR FISCAL 2005. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH CANNOT BE PREDICTED OR QUANTIFIED AND WHICH MAY CAUSE FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE DISCUSSED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT
LIMITATION: ANY SIGNIFICANT DECLINE IN GENERAL ECONOMIC CONDITIONS OR UNCERTAINTIES AFFECTING CONSUMER SPENDING; ANY GENERAL DECLINE IN DEMAND FOR THE COMPANY'S PRODUCTS; THE COMPANY'S INABILITY TO DEVELOP AND BRING TO MARKET NEW AND INNOVATIVE PRODUCTS; ANY LOSS OF, OR FAILURE TO REPLACE, ANY SIGNIFICANT PORTION OF THE SALES MADE TO ANY SIGNIFICANT CUSTOMER OF THE COMPANY; THE RISKS AND UNCERTAINTIES ASSOCIATED WITH INTELLECTUAL PROPERTY LITIGATION; THE INHERENT RISKS ASSOCIATED WITH INTERNATIONAL SALES, AS WELL AS THE OTHER RISKS AND UNCERTAINTIES PREVIOUSLY SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE HISTORICAL RESULTS ACHIEVED ARE NOT NECESSARILY INDICATIVE OF FUTURE PROSPECTS OF THE COMPANY. FOR ADDITIONAL INFORMATION, REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             (Financial Data Follow)


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
                             MEADE INSTRUMENTS CORP.
                              INCOME STATEMENT DATA
                                   (Unaudited)
                      (000s omitted, except per share data)

                                                         Three Months Ended               Year Ended
                                                           February 28/29,              February 28/29,
                                                      ------------------------      -----------------------
                                                        2004           2003           2004          2003
                                                      ---------      ---------      ---------     ---------
Net sales ......................................      $ 31,058       $ 22,210       $138,281      $110,817
Cost of sales ..................................        22,607         16,846         99,380        76,923
                                                      ---------      ---------      ---------     ---------
   Gross profit ................................         8,451          5,364         38,901        33,894
Selling expenses ...............................         3,948          3,060         18,106        14,248
General and administrative expenses ............         3,701          3,260         12,671        12,628
ESOP expense ...................................           224            174            859           905
Research and development expenses ..............           587            798          2,038         3,008
                                                      ---------      ---------      ---------     ---------
   Operating income (loss) .....................            (9)        (1,928)         5,227         3,105
Interest expense ...............................           285            409          1,046         1,137
                                                      ---------      ---------      ---------     ---------
Income before income taxes .....................          (294)        (2,337)         4,181         1,968
Income tax provision (benefit) .................           (42)          (952)         1,729           830
                                                      ---------      ---------      ---------     ---------
Net income (loss) ..............................      $   (252)      $ (1,385)      $  2,452      $  1,138
                                                      =========      =========      =========     =========

Per share information:
Net income (loss)-- basic and diluted ..........      $  (0.01)      $  (0.07)      $   0.13      $   0.07


Weighted average common shares
   outstanding--basic ..........................        19,197         18,817         18,983        16,410
                                                      =========      =========      =========     =========
Weighted average common shares
   outstanding--diluted ........................        19,197         18,817         19,174        16,624
                                                      =========      =========      =========     =========

Reconciliation of Net income (loss), excluding ESOP charges, to Net income
(loss), including ESOP charges (000s omitted, except per share data):

                                                         Three Months Ended               Year Ended
                                                           February 28/29,              February 28/29,
                                                      ------------------------      -----------------------
                                                        2003           2003           2003          2003
                                                      ---------      ---------      ---------     ---------
Net income (loss) ..............................      $   (252)      $ (1,385)      $  2,452      $  1,138
ESOP expense, net of tax .......................           136            105            492           543
                                                      ---------      ---------      ---------     ---------
Net income (loss) excluding ESOP, net of tax ...      $   (116)      $ (1,280)      $  2,944      $  1,681
                                                      =========      =========      =========     =========
Per share information:
Net income (loss)-- diluted ....................      $  (0.01)      $  (0.07)      $   0.13      $   0.07
ESOP expense, net of tax .......................          0.00           0.00           0.02          0.03
                                                      ---------      ---------      ---------     ---------
Net income (loss) excluding ESOP-- diluted .....      $  (0.01)      $  (0.07)      $   0.15      $   0.10
                                                      =========      =========      =========     =========



Management believes net income, excluding ESOP expense, net of tax is a supplemental financial measure commonly used by management and industry analysts to evaluate the Company's financial performance. The ESOP expense is a non-cash expense related to the allocation of Company stock to participants in its Employee Stock Ownership Plan. The expense related to the ESOP stock allocation is based on the market value of the allocated stock. The market value of the Company's stock has fluctuated significantly over the last several years. Excluding the ESOP expense, net of tax, eliminates the volatility introduced into the income statement by the market value expense of the ESOP allocation. Given the possibility for volatility in the future share price of the Company's stock, the Company is unable to provide guidance with respect to future net income including ESOP charges.